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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
15305 Dallas Parkway
Suite 1600
Addison, Texas 75001

        April 10, 2002

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of United Surgical Partners International, Inc. (the "Company") to be held on May 15, 2002, at 8:30 a.m., local time, at the Hotel Inter-Continental, 15201 Dallas Parkway, Addison, Texas 75001. Please find enclosed a notice to stockholders, a proxy statement describing the business to be transacted at the meeting, a form of proxy for use in voting at the meeting and an annual report for the Company.

        At the annual meeting, you will be asked (i) to elect three directors of the Company, (ii) to ratify the selection of KPMG LLP as the independent accountants for the Company for the fiscal year ending December 31, 2002, and (iii) to act upon such other business as may properly come before the annual meeting or any adjournment thereof.

        We hope that you will be able to attend the annual meeting, and we urge you to read the enclosed proxy statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed proxy as promptly as possible. It is important that your shares be represented at the meeting.

                      Very truly yours,

                      Donald E. Steen
                       Chief Executive Officer

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the annual meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed proxy as promptly as possible. Returning your proxy will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
15305 Dallas Parkway
Suite 1600
Addison, Texas 75001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2002

        PLEASE TAKE NOTICE THAT the 2002 annual meeting of stockholders (the "Annual Meeting") of United Surgical Partners International, Inc., a Delaware corporation (the "Company"), will be held on May 15, 2002, at 8:30 a.m., local time, at the Hotel Inter-Continental, 15201 Dallas Parkway, Addison, Texas 75001, to consider and vote on the following matters:

  (1)
  Election of three directors of the Company to serve until the annual meeting of the Company's stockholders in 2005;

  (2)
  Ratification of the selection of KPMG LLP as independent accountants of the Company for the fiscal year ending December 31, 2002; and

  (3)
  Such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

        The close of business on March 25, 2002 (the "Record Date"), has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of the Company's common stock, par value $.01 per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company's offices at the address on this notice and at the Annual Meeting.

        Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy as promptly as possible. You may revoke your proxy before the Annual Meeting as described in the proxy statement under the heading "Solicitation and Revocability of Proxies."

                      By Order of the Board of Directors,

                      John J. Wellik
                       Secretary

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
15305 Dallas Parkway
Suite 1600
Addison, Texas 75001
(972) 713-3500

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

        The board of directors (the "Board") of United Surgical Partners International, Inc. (the "Company") requests your proxy for use at the 2002 annual meeting of stockholders (the "Annual Meeting") to be held on May 15, 2002, at 8:30 a.m., local time, at the Hotel Inter-Continental, 15201 Dallas Parkway, Addison, Texas 75001, and at any adjournment or postponement thereof. By signing and returning the enclosed proxy, you authorize the persons named on the proxy to represent you and to vote your shares at the Annual Meeting. This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about April 10, 2002.

        This solicitation of proxies is made by the Board and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's common stock, par value $.01 per share ("Common Stock"), that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

        If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed proxy or are represented by another proxy. You may revoke your proxy at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) delivering written notice of revocation of the proxy to the Secretary of the Company, or (c) voting in person at the Annual Meeting. In the absence of any such revocation, shares represented by the persons named on the Proxies will be voted at the Annual Meeting.

VOTING AND QUORUM

        The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on March 25, 2002 (the "Record Date"), there were 24,177,276 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

        Each outstanding share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date shall constitute a quorum at the Annual Meeting. If a quorum is not present, in person or by proxy, at the Annual Meeting or any adjournment thereof, the chairman of the meeting or the holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting) until a quorum is present. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present;

provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the adjourned meeting. Proxies solicited by this proxy statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named on the proxies intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient proxies to approve the proposals described in this proxy statement. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals to be presented to the stockholders at the Annual Meeting have been received or it appears that sufficient proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority and has not received voting instructions with respect to a particular item.

PROPOSAL ONE—ELECTION OF CLASS I DIRECTORS

        The Company's certificate of incorporation provides that the Board shall be divided into three classes, designated Class I, Class II and Class III. Directors serve for staggered terms of three years each. The terms of Class I, Class II and Class III directors expire in 2002, 2003 and 2004, respectively. The Board has designated Messrs. James C. Crews, John C. Garrett, M.D. and William H. Wilcox as nominees for election as Class I directors of the Company at the Annual Meeting (each, a "Nominee"). Each of the Nominees currently serves as a Class I director. If elected, each Nominee will serve until the expiration of his term at the annual meeting of the Company's stockholders in 2005 and until his successor is elected and qualified or until his earlier death, resignation or removal from office. For information about each Nominee, see "Directors."

        The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. If a Nominee becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board, or the number of the Company's directors will be reduced.

Required Vote and Recommendation

        The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of each of the Nominees.

        The Board recommends that the stockholders vote "FOR" the election of each of the Nominees.

PROPOSAL TWO—SELECTION OF INDEPENDENT ACCOUNTANTS

        On February 12, 2002, the Board ratified the selection of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2002. The Company expects that representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

        If the appointment of KPMG LLP as the Company's independent accountants is not ratified at the Annual Meeting, the Board will consider the appointment of other independent accountants. The Board may terminate the appointment of KPMG LLP as independent accountants without the approval of the Company's stockholders whenever the Board deems termination necessary or appropriate.

Required Vote and Recommendation

        Ratification of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2002, requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention will have the same legal effect as a vote against the ratification of KPMG LLP, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the proxy or unless authority to vote is withheld, the enclosed proxy will be voted for the ratification of the selection of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

        The Board recommends that stockholders vote "FOR" the ratification of the selection of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

DIRECTORS

        The following tables set forth certain information regarding the Nominees and the other Directors of the Company:

Name of Nominee	Age	Title	Director's Term Ending
James C. Crews	64	Director	2002
John C. Garrett, M.D.	60	Director	2002
William H. Wilcox	50	President and Director	2002

        James C. Crews was appointed to the Board on December 17, 2001. Mr. Crews retired in May 2000 from Banner Health Arizona where he was chief executive officer from September 1999 until his retirement. From 1991 to 1999, Mr. Crews served as president and chief executive officer at Samaritan Health System in Phoenix, Arizona.

        John C. Garrett, M.D. joined the Board in February 2001. Mr. Garrett had been a director of OrthoLink, which was acquired by the Company in February 2001, since July 1997. Dr. Garrett founded Resurgens, P.C. in 1986, where he continues his specialized orthopedics practice in arthroscopic and reconstructive knee surgery. He is a Fellow of the American Academy of Orthopedic Surgeons.

        William H. Wilcox joined the Company as its President and a director in September 1998. Mr. Wilcox served as president and chief executive officer of United Dental Care, Inc. from 1996 until joining us. Mr. Wilcox served as president of the Surgery Group of HCA and president and chief executive officer of the Ambulatory Surgery Division of HCA from 1994 until 1996.

Name of Director	Age	Title	Director's Term Ending
Donald E. Steen	55	Chief Executive Officer and Chairman of the Board	2004
Dave A. Alexander, Jr., M.D.	50	Director	2003
Joel T. Allison	54	Director	2003
D. Scott Mackesy	33	Director	2003
Thomas L. Mills	54	Director	2004
Boone Powell, Jr.	65	Director	2004
Paul B. Queally	38	Director	2004
David P. Zarin, M.D.	53	Director	2003

        Donald E. Steen founded the Company in February 1998 and has served as its Chief Executive Officer and Chairman since that time. Mr. Steen served as president of the International Group of HCA-The Healthcare Company, formerly known as Columbia/HCA Healthcare Corporation, from 1995 until 1997 and as president of the Western Group of HCA from 1994 until 1995. Mr. Steen founded Medical Care International, Inc., a pioneer in the surgery center business, in 1982. Mr. Steen is also a member of the board of directors of Horizon Health Corporation, Kinetic Concepts, Inc. and MedCath Corporation.

        Dave A. Alexander, Jr., M.D. joined the Company as a director in February 2001. Prior to that time, Dr. Alexander was the chairman and a director of OrthoLink since it was founded in July 1996. From 1992 to 1996, Dr. Alexander served as president of Tennessee Orthopedic Alliance. Dr. Alexander has been in private practice of orthopedics in Nashville, Tennessee since 1982. Dr. Alexander is a Fellow of the American Academy of Orthopedic Surgeons and holds a Surgery Certificate of Added Qualification in Surgery of the Hand.

        Joel T. Allison was appointed as a director of the Company on March 11, 2002. Mr. Allison has served as president and chief executive officer of Baylor Health Care System ("BHCS") since 2000 and served as its senior executive vice president from 1993 until 2000.

        D. Scott Mackesy has served as a director of the Company since its inception in February 1998. Mr. Mackesy has been a general partner at Welsh, Carson, Anderson & Stowe since October 2001 and prior to that time was a principal since January 1998. Prior to joining Welsh, Carson, Anderson & Stowe, Mr. Mackesy was senior research analyst and vice president in the Investment Research Department at Morgan Stanley Dean Witter from January 1996 to January 1998. Mr. Mackesy is also a member of the board of directors of LabOne, Inc., MedCath Corporation, Pediatrix Medical Group, Inc. and six other private companies.

        Thomas L. Mills has served as a director of the Company since September 1999. Mr. Mills is the chairman of the audit and compliance committee. Mr. Mills has been a partner in the law firm of Winston & Strawn since 1995, specializing in health law.

        Boone Powell, Jr. has served as a director of the Company since June 1999. Mr. Powell served as the chairman of BHCS until June 2001 and served as its president and chief executive officer from 1980 until 2000.

        Paul B. Queally has served as a director of the Company since its inception in February 1998. Mr. Queally has been a general partner at Welsh, Carson, Anderson & Stowe since January 1996. Prior to joining Welsh, Carson, Anderson & Stowe, Mr. Queally was a general partner at the Sprout Group, which was the private equity group of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Queally is also a member of the board of directors of AmComp, Inc., Amerisafe, Inc., Concentra Managed Care, Inc., LabOne, Inc., MedCath Corporation and SHPS, Inc.

        David P. Zarin, M.D. has served as a director of the Company since February 2000. Dr. Zarin has practiced otolaryngology in Houston, Texas since 1979. Dr. Zarin was a founding partner and serves as vice president of Texas ENT Specialists, PA, formed in 1997. Dr. Zarin was also a founding partner and a director of TOPS Surgical Specialty Hospital, which was acquired by the Company in July 1999. Dr. Zarin has served as a chairman and president of the medical staff of TOPS Specialty Hospital since 1999.

Board Compensation

        Members of the Board who are also officers or employees of the Company do not receive compensation for their services as directors. Each director is generally granted an award of options to purchase up to 8,500 shares of Common Stock upon becoming a director, at an exercise price equal to the fair market value of the Common Stock on the date of grant. In each case, the stock options granted to the directors have a four-year vesting schedule. Members of the Board are entitled to a $2,500 fee for attendance at meetings of the Board and all directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board or committees thereof.

Indemnification of Directors and Officers

        The Company has entered into agreements to indemnify its directors and executive officers. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporate Law for expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes that these agreements are helpful in attracting and retaining qualified directors and officers.

Term of Office

        The Company's certificate of incorporation provides that the Board shall be divided into three classes, designated Class I, Class II and Class III. Directors serve for staggered terms of three years each. Messrs. Crews, Garrett and Wilcox currently serve as Class I directors, whose terms expire at the Annual Meeting. Messrs. Alexander, Allison, Mackesy and Zarin currently serve as Class II directors whose terms expire at the annual meeting of stockholders in 2003, and Messrs. Mills, Powell, Queally and Steen currently serve as Class III directors whose terms expire at the annual meeting of stockholders in 2004.

MEETINGS AND COMMITTEES OF DIRECTORS

        The Board had seven meetings during the Company's fiscal year ended December 31, 2001. The Board has four standing committees: the executive committee, the audit and compliance committee, the nominating committee and the options and compensation committee. Each of the directors attended at least 75% of the aggregate of all meetings held by the Board and, if applicable, all meetings of committees of the Board on which such director served during 2001.

        The executive committee is comprised of Messrs. Steen (Chairman), Garrett and Queally. The executive committee has and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, subject to the limitations on such powers or authority as are provided by applicable law or by the Board. The executive committee had two meetings during the Company's fiscal year ended December 31, 2001.

        The audit and compliance committee is comprised of Messrs. Mills (Chairman), Crews and Zarin. The audit and compliance committee is appointed by the Board and assists the Board in fulfilling its responsibility to oversee:

  •
  the integrity of the Company's accounting and financial reporting processes;

  •
  the preparation by management of the financial statements and other financial reporting information of the Company;

  •
  the integrity of the Company's systems of internal accounting and financial controls;

  •
  the annual independent audit of the Company's financial statements;

  •
  the independence and performance of the outside accountants for the Company; and

  •
  the implementation of and compliance with the company's Corporate Compliance Plan.

        The role and other responsibilities of the audit and compliance committee are set forth in the committee's charter, which was adopted on February 12, 2002 and which is attached as Appendix A to this proxy statement. The audit and compliance committee will review and reassess the adequacy of the audit and compliance committee charter annually and recommend any proposed changes to the Board for approval. The Board has determined that each of Messrs. Mills, Crews and Zarin meet the independence requirements of the National Association of Securities Dealers, Inc. ("Nasdaq") and that each of them has the requisite accounting or related financial management expertise contemplated by the rules of Nasdaq. The audit and compliance committee had four meetings during the Company's fiscal year ended December 31, 2001.

        The nominating committee is comprised of Messrs. Garrett (Chairman), Powell and Queally. The nominating committee assesses director performance and nominates candidates for election or appointment to the Board. The nominating committee will consider nominees recommended by stockholders upon written submission of such recommendation to the Secretary of the Company in accordance with the terms of the Company's bylaws. The nominating committee had three meetings during the Company's fiscal year ended December 31, 2001.

        The options and compensation committee is comprised of Messrs. Queally (Chairman), Mackesy and Powell. The primary functions of the options and compensation committee are to review and recommend the compensation arrangements for the Company's directors and officers and monitor and administer the Company's equity-based incentive plans. The options and compensation committee had four meetings during the Company's fiscal year ended December 31, 2001.

EXECUTIVE OFFICERS

        The following table sets forth information regarding the executive officers of the Company:

Name	Age	Title
Donald E. Steen	55	Chief Executive Officer and Chairman of the Board
William H. Wilcox	50	President and Director
Mark A. Kopser	37	Senior Vice President and Chief Financial Officer
Dale L. Stegall	55	Senior Vice President and General Counsel
John J. Wellik	40	Vice President, Controller, Compliance Officer and Secretary

        The Executive Officers named above were elected by the Board of the Company to serve in such capacities until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal from office. Biographical information on Messrs. Steen and Wilcox is set forth previously in this proxy statement. See "Directors."

        Mark A. Kopser joined the Company as its Senior Vice President and Chief Financial Officer in May 2000. Prior to that time, Mr. Kopser served as chief financial officer for the International Division of HCA from 1997 until 2000 and as chief financial officer for the London Division of HCA from 1992 until 1996.

        Dale L. Stegall joined the Company as the Chief Administrative Officer of OrthoLink in February 2001 and was appointed Senior Vice President and General Counsel of the Company in August 2001. Mr. Stegall was a founder of OrthoLink and served as OrthoLink's senior vice president, general counsel and secretary from its inception in 1996 until February 2001. From 1973 to 1996, Mr. Stegall was in the private practice of law and a healthcare consultant in Nashville, Tennessee.

        John J. Wellik is the Vice President, Controller, Compliance Officer and Secretary of the Company. Prior to joining the Company in April 1999, Mr. Wellik served as vice president and controller for Dynamex, Inc., a transportation services company, from November 1997 until February 1999. Mr. Wellik also served as an assistant controller for American Pad & Paper Company from May 1997 until November 1997. Mr. Wellik served in various accounting management positions, including director of financial accounting, for Avnet, Inc., an electronics distributor, from July 1993 until February 1997.

EXECUTIVE COMPENSATION

        The following table contains summary information concerning the total compensation paid to or earned for the fiscal year ended December 31, 2001 by the Chief Executive Officer and by the four other most highly compensated executive officers of the Company serving in this capacity as of December 31, 2001, whose total annual salary and bonus exceeded $100,000 for that fiscal year. We refer to these persons as the "Named Executive Officers."

Summary Compensation Table

				Long-Term Compensation
	Annual Compensation
				Securities Underlying Options (#)
	Year	Salary ($)	Bonus ($)		All Other Compensation ($)
Donald E. Steen Chief Executive Officer and Chairman of the Board	2001 2000	400,000 300,000	400,000 200,000	100,000 166,666	5,250 1,708	(1) (1)
William H. Wilcox President	2001 2000	350,000 300,000	350,000 175,000	146,666 50,000	5,250 1,500	(1) (1)
Mark A. Kopser Senior Vice President	2001 2000	211,250 138,885	159,000 50,000	45,000 116,666	1,613 —	(1)
Dale L. Stegall Senior Vice President and General Counsel	2001	250,274	100,000	36,666	5,250	(1)
John J. Wellik Vice President, Controller, Compliance Officer and Secretary	2001 2000	146,250 127,500	74,000 60,000	25,000 13,333	5,250 2,550	(1) (1)

(1)
Consists of contributions to the Named Executive Officer's 401(k) plan account.

Option Grants in 2001

        The following table provides information regarding stock options granted to the Named Executive Officers in 2001.

							Potential Realizable Values at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(2)
	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted To Employees in Fiscal Year		Exercise Price or Base Price ($/Share)(1)
						Expiration Date
							5%	10%
Donald E. Steen	100,000	(3)	8.1%		20.65	8/6/11	1,299,000	3,291,000
William H. Wilcox	66,666 80,000	(4) (3)	5.4 6.5	% %	14.00 20.65	2/1/11 8/6/11	587,000 976,000	1,487,000 2,474,000
Mark A. Kopser	45,000	(3)	3.6%		20.65	8/6/11	584,000	1,481,000
Dale L. Stegall	26,666 10,000	(5) (6)	2.2 0.8	% %	13.50 15.00	3/1/11 6/8/11	226,000 96,000	574,000 242,000
John J. Wellik	25,000	(3)	2.0%		20.65	8/6/11	325,000	823,000

(1)
The exercise price is based on the fair market value of the underlying Common Stock on the date of grant, as reasonably determined by the options and compensation committee based on, among other things, available information regarding recent sales of Common Stock.

(2)
In accordance with the rules of the Securities and Exchange Commission (the "Commission"), shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the Commission and do not represent our estimate or projection of future prices of the Common Stock.

(3)
The options are subject to a four year vesting schedule, with one-fourth becoming exercisable on August 6 of each of 2002, 2003, 2004 and 2005.

(4)
Options with respect to 33,333 shares are subject to a three year vesting schedule, with one-third becoming exercisable on December 31 of each of 2002, 2003 and 2004. If a cash earnings per share target set by the Board is met for 2002, options with respect to the remaining 33,333 shares will vest in one-third increments on December 31 of each of 2003, 2004 and 2005. If that target is not met, a new target will be set for 2003. If the target for 2003 is met, the options will vest in one-third increments on December 31 of each of 2004, 2005 and 2006. If the target for 2003 is not met, the remaining options will become exercisable on February 1, 2007.

(5)
The options are subject to a four year vesting schedule, with one-fourth becoming exercisable on March 1 of each of 2002, 2003, 2004 and 2005.

(6)
The options are subject to a four year vesting schedule, with one-fourth becoming exercisable on June 8 of each of 2002, 2003, 2004 and 2005.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides information regarding stock options granted to the Named Executive Officers as of December 31, 2001.

			Number of Securities Underlying Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End($)(1)
	Shares Acquired on Exercise (#)
		Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Donald E. Steen	—	—	244,992	307,772	3,061,626	2,147,753
William H. Wilcox	—	—	217,496	245,832	2,545,064	1,519,030
Mark A. Kopser	—	—	29,168	132,498	285,637	879,357
Dale L. Stegall	27,533	301,487	—	36,666	—	265,495
John J. Wellik	—	—	7,501	39,165	68,759	127,486

(1)
The price per share of Common Stock for the last trade reported by the Nasdaq National Market on December 31, 2001 was $21.15.

Employment Agreements

        Donald E. Steen.    On November 1, 2000, the Company entered into a four-year employment agreement with Donald E. Steen that provides that he will serve as the Chairman of the Board and Chief Executive Officer of the Company. The employment agreement provides for annual base compensation of $400,000. Mr. Steen is also eligible for a performance bonus of up to 100% of his annual base salary. During any time when Mr. Steen is no longer serving as Chief Executive Officer and, therefore, only serving as Chairman, his annual base compensation would be reduced by $100,000. The employment agreement provides that, at any time after November 1, 2002, Mr. Steen is entitled to resign and that the Board is entitled to remove Mr. Steen from his position as Chief Executive Officer, but not as Chairman of the Board. In the event that the Company terminates the employment agreement other than for cause, Mr. Steen would be entitled to receive his annual base salary plus the average annual bonus, if any, awarded to Mr. Steen for the prior two calendar years until the later of 12 months following termination or the expiration of the initial four-year term of the agreement. The employment agreement further provides that all of Mr. Steen's stock options automatically become fully vested if the Company terminates the agreement for any reason other than for cause.

        William H. Wilcox.    On January 1, 2001, the Company entered into a two-year employment agreement with William H. Wilcox that provides that he will serve as the President of the Company. The employment agreement provides for annual base compensation of $350,000. Mr. Wilcox is also eligible for a performance bonus of up to 100% of his base salary. In the event that the Company terminates the employment agreement other than for cause, Mr. Wilcox would be entitled to receive his annual base salary plus the average annual bonus, if any, awarded to Mr. Wilcox for the prior two calendar years until the later of 12 months following termination or the expiration of the initial two-year term of the agreement. The employment agreement further provides that all of Mr. Wilcox's stock options automatically become fully vested if the Company terminates the agreement for any reason other than for cause.

2001 Equity-Based Compensation Plan

        The Company adopted its 2001 Equity-Based Compensation Plan on February 13, 2001. At any given time, the number of shares of Common Stock issued and issuable, upon the exercise of outstanding and future awards or the lapse of forfeiture restrictions for outstanding and future awards, under the plan may not exceed the lesser of 300,000,000 shares of 12.5% of the total number of shares of Common Stock then outstanding, assuming the exercise of all outstanding options and warrants and the conversion of all securities convertible or exchangeable into Common Stock. Shares of Common Stock relating to forfeited awards will again be available for purposes of these share limitations but not for purposes of share limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The plan provides for grants of incentive stock options, within the meaning of Section 422 of the Code, to employees of the Company, including officers and employee-directors, and for grants of nonstatutory stock options, restricted stock awards, stock appreciation rights, phantom stock awards and annual incentive awards to employees, consultants and nonemployee directors of the Company. The purposes of the plan are:

  •
  to attract and retain the best available personnel for positions of substantial responsibility;

  •
  to provide additional incentives to the Company's employees and consultants; and

  •
  to promote the success of the Company's business.

        The Board or the options and compensation committee, to the extent it is directed to do so by the Board, administers the plan. The options and compensation committee will at all times will be comprised of two or more individuals that constitute "outside directors" for purposes of Section 162(m) of the Code and, in the discretion of the Board, "nonemployee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Board or the options and compensation committee will designate the individuals to receive awards, the number of shares subject to the awards and the terms and conditions of each award, subject to the terms of the plan.

        While the Board or the options and compensation committee determines the terms of awards granted under the plan, the term of any incentive stock option cannot exceed ten years from the date of grant. Further, any incentive stock option granted to an employee who possesses more than ten percent of the total combined voting power of all classes of the Company's shares within the meaning of Section 422(b)(6) of the Code cannot be exercisable after the expiration of five years from the date of grant.

        While the options and compensation committee determines the exercise price of options granted under the plan, the exercise price of any incentive stock option granted to an employee who possesses more than ten percent of the total combined voting power of all classes of the Company's shares within the meaning of Section 422(b)(6) of the Code must be at least 110% of the fair market value of the underlying share at the time the option is granted. The exercise price of options granted under the plan will be paid in full in a manner prescribed by the options and compensation committee.

        The plan is not currently subject to the Employee Retirement Income Security Act of 1974 ("ERISA") or Section 162(m) of the Code.

Employee Stock Purchase Plan

        The Company adopted its Employee Stock Purchase Plan on February 13, 2001. A total of 500,000 shares of Common Stock are authorized for issuance under the plan. The plan provides for the grant of stock options to selected eligible employees. The purpose of the plan is to provide eligible employees with an incentive to advance the Company's interests by providing an opportunity to purchase Common Stock at a favorable price. The plan is administered by the options and compensation committee.

        Any eligible employee may elect to participate in the plan by authorizing the options and compensation committee to make payroll deductions to pay the exercise price of an option at the time and in the manner prescribed by the options and compensation committee. This payroll deduction may be a specific amount or a designated percentage to be determined by the employee, but the specific amount may not be less than an amount established by the Company and the designated percentage may not exceed an amount of eligible compensation established by the Company from which the deduction is made. In no event will an employee be granted an option under the plan that would permit the purchase of stock with a fair market value in excess of $25,000, or to purchase more than 5,000 shares in any six month period.

        There are two six-month offering periods in each calendar year. The date of grant and the date of exercise for the first option period is January 1 and June 30, respectively, and the date of grant and date of exercise for the second option period is July 1 and December 31, respectively. The exercise price of options granted under the plan is an amount equal to the lesser of 85% of the fair market value of the Common Stock on the date of exercise or on the date of grant.

        The plan is designed to comply with Section 423 of the Code and thus is eligible for the favorable tax treatment afforded by Section 423.

Stock Option and Restricted Stock Purchase Plan

        The Company adopted its 1998 Stock Option and Restricted Stock Purchase Plan (the "1998 Stock Option Plan") on April 30, 1998. A total of 2,000,000 shares of Common Stock are authorized for issuance under the plan. As a result of the adoption of the 2001 Equity-Based Plan, the Company will not grant any additional options under the 1998 Stock Option Plan. The 1998 Stock Option Plan provides for grants of incentive stock options to employees of the Company, including officers and employee-directors, and for grants of non-qualified stock options and the right to purchase restricted stock to officers, other employees, directors and consultants of the Company. The purposes of the 1998 Stock Option Plan are to:

  •
  promote the interest of the Company and its stockholders by providing an opportunity to selected employees, officers, directors and other persons to purchase Common Stock; and

  •
  attract, retain and motivate employees of the Company and other persons and to encourage employees of the Company and other persons to devote their best efforts to the business and financial success of the Company.

        The options and compensation committee of the Board administered the 1998 Stock Option Plan. The options and compensation committee designated the individuals to receive options or stock purchase awards, the number of shares subject to options or stock purchase awards, and the terms and conditions of each option or stock purchase award granted under the 1998 Stock Option Plan.

        While the options and compensation committee determined the terms of options or stock purchase awards granted under the 1998 Stock Option Plan, the term of any incentive stock option cannot exceed ten years from the date of the grant and any incentive stock option granted to an employee who possesses more than ten percent of the total combined voting power of all classes of the Company's voting stock within the meaning of Section 422(b)(6) of the Code cannot be exercisable after the expiration of five years from the date of grant.

        The 1998 Stock Option Plan is not currently subject to ERISA or Section 162(m) of the Code.

        The options and compensation committee of the Board determined the exercise price of options granted under the 1998 Stock Option Plan. Incentive stock options were granted at the fair market value of the underlying stock at the time the option was granted. Further, the exercise price of any incentive stock option granted to an employee who possessed more than ten percent of the total combined voting power of all classes of the Company's voting stock within the meaning of

Section 422(b)(6) of the Code must have been at least 110% of the fair market value of the underlying stock at the time the option was granted. The exercise price of options granted under the plan will be paid in full in a manner prescribed by the options and compensation committee.

        The options and compensation committee determined the purchase price for shares of Common Stock sold pursuant to stock purchase awards. The purchase price need not be equal to the fair market value of Common Stock. The purchase price is payable in cash or, at the discretion of the committee, with the grantee's promissory note, secured by the stock subject to the award, or any other consideration approved by the committee.

OPTIONS AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Role of the Options and Compensation Committee

        The options and compensation committee of the Board is currently composed of Messrs. Mackesy, Powell and Queally. Each member is a non-employee director of the Company. The options and compensation committee determines annual salary, bonus and other compensation for the Company's directors and officers. The options and compensation committee also monitors and administers all of the Company's equity-based incentive plans and, subject to the provisions of each such plan, determines grants under it for all employees and consultants, including directors and executive officers. The options and compensation committee held four meetings during 2001. At those meetings the options and compensation committee reviewed the Company's compensation practices and made awards of stock options to certain employees, directors of and consultants to the Company.

Principles of Executive Compensation

        In determining compensation levels and developing compensation programs for the Company's executive officers, the options and compensation committee analyzes the relationship between base salary, annual cash incentives, equity incentives and benefits. The underlying objectives of the Company's compensation strategy include the following:

  •
  attracting and retaining superior executive talent and motivating executives to achieve optimum short-term and long-term corporate operating results;

  •
  aligning the interests of executive officers with the creation of stockholder value and ensuring long-term growth orientation through equity-based incentive plans; and

  •
  providing a compensation package that recognizes individual contributions as well as overall business results.

Description of the Executive Compensation Program

        The key elements of the Company's executive compensation program are base salary, annual cash bonuses and equity-based incentives. These elements are separately described below.

        The options and compensation committee does not exclusively use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, the options and compensation committee considers all elements of an executive's total compensation package, recommendations of the Chief Executive Officer (as discussed below) and other objective and subjective criteria as the options and compensation committee deems appropriate with respect to each executive officer. The compensation of executive officers is periodically reviewed to ensure an appropriate mix of base salary, annual cash bonuses and equity-based incentives to provide competitive total direct compensation opportunities consistent with the philosophy described below.

        No specific weighting is assigned to any of the factors considered in determining annual adjustments to base salaries and cash bonuses for the executive officers.

Base Salary

        The base salary of each of the executive officers, other than the Chief Executive Officer, is reviewed annually by the options and compensation committee, with adjustments made based primarily on the recommendations of the Chief Executive Officer. In reviewing base salaries, the options and compensation Committee considers various factors, including the position of the executive officer, the performance of the executive officer with respect to specific objectives, increases in responsibilities and recommendations of the Chief Executive Officer. The specific objectives for each executive officer vary each year in accordance with the scope of the officer's position, the potential inherent in that position for impacting the Company's operating and financial results and the actual operating and financial contributions produced by the officer in previous years. The Chief Executive Officer and the options and compensation committee also consider each executive officer's responsibilities related to achieving certain objectives within the context of the Company's annual business plan, including net patient service revenue, EBITDA (earnings before interest, income taxes, depreciation and amortization), net income and return on invested capital.

Annual Cash Bonus

        Annual cash bonuses to executive officers, other than the Chief Executive Officer, are determined by the options and compensation committee after considering the recommendations of the Chief Executive Officer. The Chief Executive Officer, in developing his bonus recommendations for the other executive officers, as well as the options and compensation committee in evaluating the Chief Executive Officer's recommendations, consider primarily the financial performance of the Company as described above, the performance of the executive officer and whether such executive officer's individual efforts were an integral part of the Company attaining or exceeding the objectives set forth in the Company's annual business plan, and the performance of the Company in relation to industry conditions and the performance of comparable companies. Failure of the Company or an executive officer's effort to help the Company attain or exceed the objectives in the business plan does not, however, necessarily prevent any cash bonus from being paid, although it may affect the size of cash bonuses paid.

Annual Stock Option Grants

        The options and compensation committee believes that equity ownership by management is beneficial in aligning management's and stockholder's interests in the enhancement of stockholder value. The Company formerly provided such equity-based compensation pursuant to the 1998 Stock Option Plan. In February 2001, the Company's 2001 Equity-Based Compensation Plan became effective and replaced the 1998 Stock Option Plan for purposes of providing equity-based compensation to executives and other key employees and consultants.

        The 2001 Equity-Based Compensation Plan authorizes the granting of incentive stock options, nonstatutory stock options, restricted stock awards, stock appreciation rights, phantom stock awards and annual incentives to executives and other key employees and consultants of the Company. To align the interests of senior executives with the interests of stockholders, the options and compensation committee's current policy regarding such awards is to grant non-qualified stock options. Under the Company's annual stock option grant program, the Company determines the levels of options to be granted to each of its executives based upon such executive's position, ability to affect Company performance, tenure and the achievement of performance objectives established for the executive. All stock option grants have had an exercise price equal to the fair market value of a share of Common Stock at the time of the grant. To encourage retention, the ability to exercise options granted under this plan is generally subject to vesting restrictions.

Compensation of the Chief Executive Officer

        Mr. Steen's employment agreement has provided for an annual base salary of $400,000 for Mr. Steen. In March of 2002, the Board voted to increase his annual base salary to $415,000. Factors considered by the Board in setting his 2002 compensation were his experience and achievements in the healthcare industry, the Company's operating and financial performance in 2001, and the compensation of chief executive officers of comparable companies within the healthcare industry. The options and compensation committee anticipates that any future increase in the Chief Executive Officer's base salary will be based on the options and compensation committee's and the Board's assessment of the Company's future objectives combined with its assessment of the Chief Executive Officer's contributions to the attainment of those objectives.

        Under the terms of his employment agreement, Mr. Steen is eligible for a cash bonus of up to 100% of his base salary. In March of 2002, the options and compensation committee awarded Mr. Steen a cash bonus of $400,000 based on the Company's operating and financial performance in 2001, its completion of several strategic acquisitions and the Company's successful initial public offering. The options and compensation committee anticipates that future cash bonuses paid to the Chief Executive Officer will be based primarily on the financial performance of the Company, as well as the individual performance of the Chief Executive Officer in supporting the Company's operating, financial and strategic success.

$1 Million Pay Deductibility Cap

        The Company's executive compensation strategy is intended to be cost and tax effective. Therefore, the Company's policy is to avail itself of all proper deductions under the Code, where practical, while maintaining the flexibility to approve compensation arrangements which it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility. Section 162(m) of the Code generally imposes a $1 million per person annual limit on the amount the Company may deduct as compensation expense for its Chief Executive Officer and its four other highest paid officers. Although the total compensation of the executive officers did not exceed this deduction limitation in 2001, certain factors involved in the Company's compensation program may impact whether the deduction limitation is exceeded in the future. The 2001 Equity-Based Compensation Plan, as drafted, permits compensation associated with awards to be excluded from the deduction limitations. However, in future years or if the company's plans are modified, certain payments under the these plans, including grants of restricted stock and certain stock options, may be included as compensation for purposes of calculating the deduction limitation, potentially impacting the deduction limitation.

        As the Company moves forward in its efforts to create stockholder value in the years ahead, the options and compensation committee will continue to review, monitor and evaluate the Company's program for executive compensation to assure that it is internally effective in support of the Company's strategy, competitive in the marketplace to attract, retain and motivate the talent needed to achieve the Company's financial objectives, and appropriately rewards the creation of value on behalf of the Company's stockholders.

        The options and compensation committee of the Board is:

Paul B. Queally, Chairman
D. Scott Mackesy
Boone Powell, Jr.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        The options and compensation committee of the Board consists of Messrs. Queally (Chairman), Mackesy and Powell. None of such persons are officers or employees or former officers or employees of the Company.

        Messrs. Mackesy and Queally are general partners of Welsh, Carson, Anderson & Stowe. The Company and Welsh, Carson, Anderson & Stowe are parties to certain transactions described under "Certain Relationships and Related Transactions." Mr. Powell served as the chairman of BHCS until June 2001 and served as its president and chief executive officer from 1980 until 2000. Mr. Allison is currently the president and chief executive officer of BHCS. The Company and BHCS are parties to certain transactions described under "Certain Relationships and Related Transactions."

AUDIT AND COMPLIANCE COMMITTEE REPORT

        The audit and compliance committee of the Board is currently composed of Messrs. Mills (Chairman), Crews and Zarin. The Board, in its business judgment, has determined that all members of the audit and compliance committee are "independent," as required by applicable listing standards of Nasdaq. The audit and compliance committee operates pursuant to an Audit and Compliance Committee Charter that was adopted by the Board on February 12, 2002, a copy of which is attached to this Proxy Statement as Appendix A.

        As set forth in the Audit and Compliance Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles.

        In the performance of its oversight function, the audit and compliance committee has reviewed and discussed with the Company's management and the Company's independent auditors the Company's audited financial statements for the year ended December 31, 2001. The audit and compliance committee has also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. In addition, the audit and compliance committee has received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The audit and compliance committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence and discussed with them their independence from the Company and its management.

        The members of the audit and compliance committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit and compliance committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit and compliance committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit and compliance committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

        Based upon the reports and the audit and compliance committee's discussions described in this report, and subject to the limitations on the role and responsibilities of the audit and compliance committee referred to above and in the Audit and Compliance Committee Charter, the audit and compliance committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

        The audit and compliance committee of the Board is:

Thomas L. Mills, Chairman
James C. Crews
David P. Zarin, M.D.

FEES PAID TO INDEPENDENT ACCOUNTANTS

        Audit Fees.    KPMG LLP billed the Company $752,000 in connection with the audit of the Company's financial statements for the year ended December 31, 2001 and in connection with the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001 (the Company's initial public offering was completed in June 2001).

        All Other Fees.    The aggregate fees billed to the Company in 2001 by KPMG LLP for services performed for 2001, other than the fees described above under "Audit Fees," were $693,000. Of that amount, $373,000 was incurred for audit related services, consisting primarily of review of registration statements, issuance of comfort letters to underwriters, issuance of consents and audits of financial statements of employee benefit plans and certain businesses acquired. The remaining $320,000 was incurred for non-audit services consisting primarily of due diligence assistance and tax services. KPMG LLP did not render any services related to financial information systems design and implementation during 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Warrants

        The Company issued a warrant, dated March 27, 2000, to Welsh, Carson, Anderson & Stowe, a stockholder owning more than 5% of the outstanding Common Stock, to purchase 266,666 shares of Common Stock at an exercise price of $.03 per share in connection with its purchase of shares of the Company's Series C convertible preferred stock. The warrant will terminate on June 18, 2009.

7% Senior Subordinated Notes

        In November 1998, March 1999 and June 1999, the Company issued $16.0 million principal amount of the Company's 7% senior subordinated notes due April 30, 2008 to Welsh, Carson, Anderson & Stowe and its affiliates, and $3.8 million principal amount and $0.2 million principal amount, respectively, of its 7% senior subordinated notes to FFT Partners I, L.P. and FFT Executive Partner I, L.P., affiliates of Carlos A. Ferrer, a director of the Company until December 2001. The Company paid to these entities $91,013, $1,271,811 and $1,567,222 in accrued interest on the notes in 1999, 2000 and 2001, respectively. Upon the consummation of the Company's initial public offering in June 2001, Welsh, Carson, Anderson & Stowe, FFT Partners I, L.P. and FFT Executive Partners I, L.P. exchanged the 7% senior subordinated notes held by them for shares of the Company's Series D redeemable preferred stock, which were redeemed by the Company in December 2001 at a per share price of $1,051.51.

10% Senior Subordinated Notes

        In March 2000, in connection with the issuance of 500,000 shares of the Company's Class A common stock for an aggregate purchase price of $5,250,000, the Company issued $36,000,000 principal amount of the Company's 10% senior subordinated notes due March 27, 2010, for a purchase price of $30,750,000 to WCAS Capital Partners III, L.P., an affiliate of Welsh, Carson, Anderson & Stowe. The Company paid no interest on the notes in 2000 and paid $6,229,178 in interest in 2001. Upon the consummation of the Company's initial public offering, the 10% senior subordinated notes issued by the Company were exchanged for 10% senior subordinated notes issued by the Company's subsidiary, USP Domestic Holdings, Inc., which were redeemed by the Company in December 2001.

Registration Rights Agreement

        Donald E. Steen, William H. Wilcox, Paul B. Queally, D. Scott Mackesy, Dave A. Alexander, Jr., M.D., Dale L. Stegall, John C. Garrett, M.D., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Healthcare Partners, L.P., WCAS Capital Partners III, L.P. and other holders of Common Stock are entitled under a registration rights agreement with the Company to the following registration rights for the shares of Common Stock held by them:

  •
  at any time Welsh, Carson, Anderson & Stowe VII, L.P., on behalf of the holders of registrable securities may require, on two occasions only, that the Company use its best efforts to register registrable securities for public resale;
  •
  holders of registrable securities under the agreement may require the Company to use its best efforts to register their shares of Common Stock on a Form S-3 registration statement, provided that the Company is eligible to use the form and provided further that the Company shall not be required to effect the registration more than once in any 180 day period; and
  •
  if the Company registers any Common Stock at any time, either for its own account or for the account of other security holders, holders of registrable securities under the agreement are entitled to include their shares of Common Stock in the registration, subject to the ability of the underwriters to limit the number of shares included in the offering in view of market conditions.

        The Company will bear all registration expenses other than underwriting discounts and commission in connection with any registration under the registration rights agreement.

Other Transactions

        The Company accepted promissory notes from the following executive officers as partial consideration for the purchase by the executive officer of Common Stock as set forth below:

Executive Officer	Date of Note	Principal Amount($)	Interest Rate(%)	Outstanding Balance as of the Record Date($)
William H. Wilcox	10/31/98	400,000	7	(1)
John J. Wellik	11/22/99	26,250	7	(1)
John J. Wellik	8/15/00	52,500	7	29,169
Mark A. Kopser	5/1/00	328,125	7	(1)
Dale L. Stegall	3/31/01	70,210	7	70,210

(1)
This note was repaid prior to the Record Date.

        Interest on the outstanding balance of the promissory notes is payable quarterly. As a result of the Company's initial public offering in June 2001, a portion of the principal under all of the notes described above, except with respect to Mr. Stegall, became due on December 13, 2001. However, the Company has agreed to extend this repayment date to March 31, 2002. The principal of Mr. Stegall's note is due on June 7, 2003. Each promissory note described above is secured by a pledge of the shares of Common Stock purchased with the note.

        On June 1, 1999, the Company issued a convertible subordinated promissory note to BHCS in the principal amount of $3,287,234 in connection with BHCS's contribution of two surgery centers to our joint venture with BHCS. The conversion price of the convertible subordinated promissory note was $10.50 per share of common stock. The Company's contribution and purchase agreement with BHCS contains an "earn-out" provision under which BHCS could have received additional convertible promissory notes. Under the earn-out provision, if earnings before interest, taxes, depreciation, amortization and management fees of our limited partnership with BHCS exceed stated amounts in the second and third years of the limited partnership, BHCS would have been entitled to receive additional convertible subordinated notes in an amount equal to 50% of the excess. The conversion price of any additional convertible promissory notes would have been the greater of $10.50 per share or the fair market value of the underlying common stock at the time the additional convertible promissory note was issued. Immediately prior to the consummation of the Company's initial public offering, BHCS converted the note into shares of Common Stock. Boone Powell, Jr. served as the chairman of BHCS until June 2001 and served as its president and chief executive officer from 1980 until 2000. Joel T. Allison currently serves as the president and chief executive officer of BHCS. We derived approximately 12.3% of our revenues from our joint ventures with BHCS in 2001.

PERFORMANCE GRAPH

        The Performance Graph shown below was prepared by the Company for use in this proxy statement. Historic stock price performance is not necessarily indicative of future stock performance. The graph was prepared based upon the following assumptions:

        1.    $100 was invested in the Company's Common Stock, the Nasdaq Composite Market Index and the Company's Peer Group (as defined below) on June 8, 2001 (the date the Company's Common Stock was first traded on the Nasdaq Stock Market).

        2.    Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of the comparison period.

        3.    Dividends are reinvested on the ex-dividend dates.

        The companies that comprise the Company's Peer Group for purposes of stockholder return comparisons are as follows: Amsurg Corp., Community Health Systems, Inc., Lifepoint Hospitals, Inc., MedCath Corporation and Province Healthcare Company.

United Surgical Partners International, Inc.	100.00	116.73
Peer Group	100.00	97.66
NASDAQ Composite Market Index	100.00	92.60

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership as of the Record Date, of the Common Stock by (i) each person known to the Company to be the beneficial owner of 5% or more of the shares of Common Stock outstanding; (ii) each director and nominee for election as a director; (iii) each Named Executive Officer; and (iv) directors and executive officers of the Company as a group. Unless otherwise indicated, to the Company's knowledge, each person has sole voting and dispositive power over the shares indicated as owned by such person, subject to applicable community property laws.

Name of Beneficial Owner	Number of Shares		Percent(1)
Welsh, Carson, Anderson & Stowe VII, L.P. 320 Park Avenue, Suite 2500 New York, NY 10022-9500	7,450,810	(2)	30.82%
Baron Capital Group, Inc.	2,767,000	(3)	11.44%
Robert Baron
BAMCO, Inc.
Baron Small Cap Fund 767 Fifth Avenue New York, NY 10153
Donald E. Steen	646,866	(4)	2.64%
William H. Wilcox	311,816	(5)	1.28%
Mark A. Kopser	100,321	(6)	*
Dale L. Stegall	45,687	(7)	*
Dave A. Alexander, Jr., M.D.	89,784	(8)	*
John J. Wellik	25,669	(9)	*
Joel T. Allison	—		—
James C. Crews	4,000		*
John C. Garrett, M.D.	78,941	(10)	*
D. Scott Mackesy	2,866		*
Thomas L. Mills	4,167	(11)	*
Boone Powell, Jr.	—		—
Paul B. Queally	8,071,802	(12)	33.39%
David P. Zarin, M.D.	4,167	(13)	*
All directors and executive officers as a group (14 persons)	9,386,086	(14)	37.82%

*
Represents beneficial ownership of less than 1%.

(1)
Based on 24,177,276 shares of Common Stock outstanding on the Record Date.

(2)
Based on information set forth in Schedule 13G, dated January 16, 2002 (the "WCAS Schedule 13G"), filed with the Commission by Welsh, Carson, Anderson & Stowe VII, L.P. ("WCAS VII"), WCAS Capital Partners III, L.P. ("WCAS III") and WCAS Healthcare Partners, L.P. ("WCAS Healthcare"). The WCAS Schedule 13G reflects that WCAS VII has sole voting and dispositive power with respect to 7,450,810 shares of Common Stock.

(3)
Based on information set forth in Amendment No. 1 to Schedule 13G, dated February 5, 2002 (the "Baron Schedule 13G"), filed with the Commission by Baron Capital Group, Inc. ("BCGI"), BAMCO, Inc. ("BAMCO"), Baron Small Cap Fund ("BSCF") and Ronald Baron. The Baron Schedule 13G reflects that (i) each of BCGI and Ronald Baron have shared voting and dispositive power with respect to 2,767,000 shares of Common Stock, (ii) BAMCO has shared voting and dispositive power with respect to 1,950,000 of such shares and (iii) BSCF has shared voting and dispositive power with respect to 1,300,000 of such shares. BAMCO, an investment advisor, is a subsidiary of BCGI, and BSCF is an investment advisory client of BAMCO. Ronald Baron owns a controlling interest in BCGI. Each of BCGI and Ronald Baron have informed the Company that they disclaim beneficial ownership of the shares of Common Stock held by their controlled entities (or those entities' investment advisory clients) to the extent such shares are held by persons other than BCGI and Ronald Baron. BAMCO has informed the Company that it disclaims beneficial ownership of the shares of Common Stock held by its investment advisory clients to the extent such shares are held by persons other than BAMCO and its affiliates.

(4)
Includes 282,212 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(5)
Includes 217,496 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(6)
Includes 50,001 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(7)
Includes 6,667 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(8)
Includes 62,932 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(9)
Includes 10,834 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(10)
Includes 2,084 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(11)
Consists of 4,167 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(12)
Includes (i) 500,000 shares held by WCAS III, (ii) the shares held by WCAS VII as previously described in note (1), and (iii) 120,152 shares held by WCAS Healthcare. Mr. Queally is a general partner of each of WCAS III, WCAS VII and WCAS Healthcare, and has shared voting and dispositive power with respect to the shares held by each of WCAS III, WCAS VII and WCAS Healthcare.

(13)
Consists of (i) 4,167 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(14)
Includes (i) 643,340 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of its shares of Common Stock to file with the Commission initial reports of ownership of shares of Common Stock and reports of changes in such ownership. The Commission's rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2001.

ADDITIONAL INFORMATION

Stockholder Proposals

        Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the Company's management will have discretionary authority to vote on any matter of which the Company does not receive notice by February 25, 2003, with respect to proxies submitted to the 2003 annual meeting of the Company's stockholders. To be included in the Board's solicitation of proxies relating to the 2003 annual meeting of the Company's stockholders, a stockholder proposal must be received by the Secretary of the Company at 15305 Dallas Parkway, Suite 1600, Addison, Texas 75001, no later than December 11, 2002. Pursuant to the Company's bylaws, in order to nominate persons for election to the Board at the 2003 annual meeting of the Company's stockholders, a stockholder must deliver notice, in the form specified in the Company's bylaws, to the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the scheduled date of the 2003 annual meeting of the Company's stockholders, which has not yet been determined.

Annual Report

        The Company's annual report to stockholders for the fiscal year ended December 31, 2001, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy solicitation material.

        Only a single copy of this proxy statement is being delivered to multiple stockholders sharing a common address unless the Company receives contrary instructions from stockholders sharing a common address. Upon written or oral request to the Secretary of the Company at the address or telephone number provided above, the Company will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written or oral request to the same address (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company's annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Commission, will be sent to any stockholder without charge upon written request addressed to the Secretary of the Company at the address above. The Annual Report on Form 10-K is also available at the Commission's web site in its EDGAR database (www.sec.gov).

                      By Order of the Board of Directors,

                      John J. Wellik
                      Secretary

Appendix A

AUDIT AND COMPLIANCE COMMITTEE CHARTER

Purpose

The primary purpose of the Audit and Compliance Committee (the "Committee") is to assist the Board of Directors of United Surgical Partners International ("USPI" or the "Company") in fulfilling its responsibility to oversee:

(a)
the integrity of the Company's accounting and financial reporting processes,

(b)
the preparation by management of the financial statements and other financial reporting information of the Company,

(c)
the integrity of the Company's systems of internal accounting and financial controls,

(d)
the annual independent audit of the Company's financial statements,

(e)
the independence and performance of the outside accountants for the Company, and

(f)
the implementation of and compliance with the USPI Corporate Compliance Plan ("Compliance Plan").

In discharging its oversight role, the Committee will maintain free and open communication between itself and the full Board, financial and senior management, and the Company's outside independent accountant. The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of USPI. The Committee shall have the authority to retain outside counsel, auditors or other experts for this purpose. The Committee will review and appraise on an ongoing basis the overall corporate standards for quality financial reporting and for ethical business practices. The Board and the Committee are in place to represent the Company's shareholders. The Committee shall meet at least four times annually, maintain minutes of the meetings and report to the Board of Directors.

Membership

The Committee shall be comprised of three or more member directors appointed by the Board. The composition of the Committee will meet NASD requirements. Each member will be an independent director free from any relationship that, in the opinion of the Board, would interfere with his or her independent judgment as a member of the Committee. All members of the Committee shall be financially literate. Financially literate is defined as the ability to read and understand financial statements including the Company's balance sheet, income statement, statement of stockholders' equity and statement of cash flows and the related footnotes. At least one member of the Committee shall have accounting or related financial management expertise. Certification of compliance with the financial literacy requirements will be provided to the NASD annually.

Financial Reporting Responsibilities

The Committee's job regarding financial responsibilities is one of oversight. The Company's management is responsible for preparing the Company's financial statements, and the outside independent accountant is responsible for auditing those financial statements. The Committee recognizes that financial management, as well as the outside independent accountant has more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside independent accountant's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function concerning financial matters. These functions are set forth as a guide with the understanding that the Committee may diverge and/or supplement them as appropriate given the circumstances.

  •
  The Committee, following completion of the annual audit, shall review separately with each of management and the independent accountant any significant difficulties encountered during the course of the audit, and the quality and appropriateness of the Company's accounting principles as applied in its financial reporting, and the appropriateness of any significant judgments made in the preparation of the financial statements by management.

  •
  The Committee shall review with management and the outside independent accountant the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside independent accountant the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended by SAS No.90. Any required SAS communication with the Committee should be made prior to filing with the Securities and Exchange Commission ("SEC").

  •
  As a whole, or through the Committee Chair, the Committee shall assure that the outside independent accountant reviews the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q to be filed with the SEC and discuss with management (or directly with the Committee if appropriate) the matters required to be discussed by SAS No.61. This review will occur prior to the Company's filing of the respective Form 10-Q. Any required SAS No.61 communication with the Committee should be made prior to filing with the SEC, or if not possible, as soon as practicable thereafter.

  •
  The Committee shall discuss with management and the outside independent accountant the quality and adequacy of the Company's internal controls, recommendations for improvements that are reportable conditions or material weaknesses in internal controls, and the scope and plans for audits and the results therefrom.

  •
  The Committee shall periodically consult with the independent accountant, out of the presence of management, regarding internal controls, the audit process and the completeness and accuracy of the financial statements of the Company.

  •
  The Committee shall on an annual basis:

  1)
  request from the outside independent accountant a formal written statement delineating all relationships between the independent accountant and the Company consistent with the Independence Standards Board written policies;

  2)
  discuss with the outside independent accountant any such disclosed relationships and their potential impact on the outside accountant's independence; and

  3)
  make appropriate, resultant recommended actions to the Board.

  •
  The Committee shall recommend to the Board the selection of the independent accountants for the Company. The Committee shall review the fees and other compensation to be paid to the independent accountants. The Committee shall review the performance of the independent accountants and approve a change of the independent accountants for the Company if circumstances warrant. The outside independent accountant is ultimately accountable to the Committee and the full Board.

Ethical Compliance Responsibilities

The Committee's job regarding ethical compliance responsibilities is one of oversight. Company management is responsible for implementing the Compliance Plan. The Compliance Officer is responsible for monitoring that implementation. The Committee recognizes that management as well as the Compliance Officer, have more time, knowledge, and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's compliance with the Compliance Plan.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function concerning ethical matters. These functions are set forth as a guide with the understanding that the Committee may diverge and/or supplement them as appropriate given the circumstances.

  •
  The Committee shall review annually with the Compliance Officer, and other representatives of management as the Committee deems appropriate, the policies, procedures and programs of the Compliance Plan and any changes or additions to the Compliance Plan that may be necessary or desirable to further compliance with the Compliance Plan by all employees and to cause the Compliance Plan to address all legal requirements and ethical values applicable to the business operations of the Company.

  •
  The Committee shall meet on an annual basis with the Compliance Officer for a report on the performance of, compliance with, and enforcement of the Compliance Plan, including a review of any significant issues that may affect the financial reporting processes and internal control system of the Company.

  •
  The Committee shall review with the Compliance Officer, and other representatives of management as the Committee deems appropriate, the education and training programs conducted by the Company that communicate the Compliance Plan and the ethical values of the Company to all employees.

Charter

  •
  The Committee shall review this Charter at least annually and update as appropriate.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Annual Meeting of Stockholders
May 15, 2002

        Proxy Solicited on Behalf of the Board of Directors of
United Surgical Partners International, Inc. for the Annual Meeting to be held May 15, 2002

        The undersigned hereby constitues and appoints each of Donald E. Steen, Mark A. Kopser and Dale L. Stegall his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of United Surgical Partners International, Inc. held of record by the undersigned on the record date at the Annual Meeting of Stockholders of United Surgical Partners International, Inc. to be held at the Hotel Intercontinental, 15201 Dallas Parkway, Addison, Texas, on Wednesday, May 15, 2002, at 8:30 a.m., local time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

        You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations, which are FOR the election of the named nominees as directors and FOR Proposal 2. The Proxies cannot vote your shares unless you sign and return this card. Any Proxy may be revoked in writing at any time prior to the voting thereof.

        Any Proxy, when properly granted, will be voted in the manner directed and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your Proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional stockholder votes.

        CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
PROXY

The Board of Directors recommends a vote FOR the election of all nominees for directors and FOR Proposal 2.

        1.      ELECTION OF DIRECTORS: To elect each of (01) James C. Crews, (02) John C. Garrett, M.D. and (03) William H. Wilcox to serve as Class I directors for a three year term ending at the Annual Meeting of Stockholders in 2005 and until their successors are duly elected and qualified or until their earlier death, resignation or removal from office.

/ / FOR all nominees	/ / WITHHOLD from all nominees

__________________________________

For the nominees except as noted above

        2.      To ratify the selection of KPMG LLP as independent accountants for the Company for the fiscal year ending December 31, 2002.

                                ☐    FOR                        ☐    AGAINST                        ☐    ABSTAIN

Date ________________________________________
Signature ____________________________________
Signature ____________________________________
Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your title or the capacity in which you sign.
COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
I PLAN TO ATTEND THE MEETING / /

QuickLinks

UNITED SURGICAL PARTNERS INTERNATIONAL, INC. 15305 Dallas Parkway Suite 1600 Addison, Texas 75001
VOTING AND QUORUM
PROPOSAL ONE—ELECTION OF CLASS I DIRECTORS
PROPOSAL TWO—SELECTION OF INDEPENDENT ACCOUNTANTS
DIRECTORS
MEETINGS AND COMMITTEES OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in 2001
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
OPTIONS AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT AND COMPLIANCE COMMITTEE REPORT
FEES PAID TO INDEPENDENT ACCOUNTANTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION
AUDIT AND COMPLIANCE COMMITTEE CHARTER